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                                                                   Exhibit 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement of Tanger Factory Outlet Centers, Inc. on Form S-8 of our report dated January 18, 1999 relating to the financial statements and financial statement schedule, which appears in Tanger Factory Outlet Centers Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 18, 1999 related to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                           PricewaterhouseCoopers LLP


Greensboro, North Carolina
November 30, 1999




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